UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

Cholestech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 6, 2007

Dear [Cholestech Supplier],

We are very pleased to inform you that on Monday, June 4, 2007, we signed a definitive agreement to be acquired by Inverness Medical Innovations, Inc.

The acquisition presents us with a unique opportunity to leverage the resources and skills of Inverness and Cholestech, allowing us to extend a broader range of next-generation products and solutions for our customers.  As you know, Inverness is a leading supplier of a broad range of diagnostic tests.

The acquisition is expected to close in the fall of 2007, subject to obtaining approval from Cholestech shareholders, any required regulatory approvals and satisfaction or waiver of certain conditions to closing set forth in the merger agreement relating to the acquisition.

Please note that until the transaction formally closes, Cholestech and Inverness will need to continue to operate and compete as separate, independent companies, as they have in the past. In addition, there will be no immediate changes to our business.  We will continue to purchase from you under our existing agreements and arrangements. Please continue to work with your respective Cholestech Purchasing contact regarding the products and services that you provide to us.

We will continue to keep you updated on the transaction, including updates being posted on our web site over the next several months. In the interim, feel free to contact us with any questions you may have, as well as how we can continue to help you supply goods and services to Cholestech.

Thank you for your support.

Sincerely,

/s/ Donald P. Wood

Donald P. Wood

VP Operations

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the prospects and timing associated with consummation of the merger; and our ability to leverage the resources and skills of Inverness and Cholestech, allowing us to extend a broader range of next-generation products and solutions for our customers.  These risks and uncertainties include, among others, the risk that the merger does not close, including the risk that required shareholder and regulatory approvals for the merger may not be obtained; diversion of management’s attention away from other business concerns; the risks associated with the development, generally, of the combined company’s overall strategic objectives; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company’s products and services; and the other risks set forth in Inverness’ and Cholestech’s most recent Annual Reports of Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  The combined company may not successfully integrate the operations of Inverness and Cholestech in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger.  Cholestech undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this document.

Additional Information and Where To Find It

Inverness plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Cholestech plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the transaction.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about Inverness, Cholestech, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Inverness and Cholestech through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.

Inverness and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Inverness’s proxy statement for its

2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 9, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from Inverness by contacting Inverness at Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com.

Cholestech and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in Cholestech’s proxy statement for its 2006 Annual Meeting of Shareholders, which was filed with the SEC on or about July 17, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.